Exhibit 99.1

PRESS RELEASE

Boingo Wireless Enters into New $50 Million Credit Agreement

LOS ANGELES — November 26, 2014 — Boingo Wireless, Inc. (NASDAQ: WIFI), the leading DAS and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced that the Company entered into a new credit agreement, dated November 21, 2014, with Bank of America Merrill Lynch and Silicon Valley Bank. Bank of America Merrill Lynch will serve as the sole lead arranger and sole bookrunner for the agreement.

The $50 million credit agreement, which includes a $46.5 million revolving credit facility and a $3.5 million term loan, has a term of four years. The facility will support the Company’s future growth opportunities, working capital needs and other general corporate purposes. The Company also has the right to request an increase of the facility in an amount of up to an additional $40 million.

“We are pleased with the support received from Bank of America Merrill Lynch and Silicon Valley Bank,” said Peter Hovenier, Chief Financial Officer of Boingo Wireless. “The $50 million facility, coupled with its $40 million accordion feature, strengthens our liquidity position at attractive rates. Paired with our strong balance sheet and cash flow prospects, the credit facility will provide us with flexibility to continue investing in our strategic growth initiatives.”

Details for the new credit agreement are outlined in the Company’s Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, universities, and military bases. For more information about the Boingo story, visit www.boingo.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014, Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 12, 2014, Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 11, 2014, and Form 10-Q for the quarter ended September 30, 2014 filed with the SEC on November 10, 2014, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

CONTACTS:

Christian Gunning

Vice President, Corporate Communications

cgunning@boingo.com

(310) 586-4009

Laura Bainbridge / Kimberly Orlando

Addo Communications

laurab@addocommunications.com /

kimberlyo@addocommunications.com

(310) 829-5400